SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2008

SPORTS PROPERTIES ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-33918	74-3223265
(Commission File Number)	(IRS Employer Identification Number)

437 Madison Avenue

New York, New York 10022

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:

(212) 328-2100

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 1, 2008, the board of directors of Sports Properties Acquisition Corp. (the “Company”) elected Stanley Kreitman to fill a vacant position on the Company’s board of directors. Mr. Kreitman will serve as Class III director. Mr. Kreitman was also appointed by the board of directors to serve on the Company’s audit committee as the “audit committee expert,” as defined under the Securities and Exchange Commission’s rules and regulations.

Since 1993, Mr. Kreitman has served as Chairman of Manhattan Associates, an investment banking company. In addition, since 2001, Mr. Kreitman has served as Senior Advisor of the Advisory Board to Signature Bank. Mr. Kreitman served as President of the United States Banknote Corporation, a securities printing company, from 1976 until his retirement in 1996. Mr. Kreitman serves as a member of the board of directors of Medallion Financial Corp., Renaissance Acquisition Corp., CCA Industries, Inc., Geneva Financial Corp., KSW Corp., and Capital Lease Funding, all publicly-traded companies. Mr. Kreitman is also a director nominee of National Security Solutions Inc.

Item 8.01.	Other Events.

The Company issued a press release to the news media announcing the election of Mr. Kreitman to the Company’s board of directors.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The information in the press release is being furnished, not filed, pursuant to Item 8.01. Accordingly, the information in the press release will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release, dated May 6, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPORTS PROPERTIES ACQUISITION CORP.

By:	/s/ Larry D. Hall
Name:	Larry D. Hall
Title:	Chief Financial Officer

Date: May 6, 2008

Exhibit Index

Exhibit No.	Description
99.1	Press release, dated May 6, 2008